Exhibit 99.1

Media Contact: Jessica Stejskal | SVP Marketing Jessica.stejskal@bwbmn.com | 952.893.6860	Investor Contact: Justin Horstman | Director of Investor Relations Justin.Horstman@bwbmn.com | 952.542.5169

July 26, 2023

Bridgewater Bancshares, Inc. Announces Second Quarter 2023 Net Income
 of $9.8 Million, $0.31 Diluted Earnings Per Common Share

Second Quarter 2023 Highlights

●	Annualized return on average assets (ROA) of 0.88%, compared to 1.07% for the first quarter of 2023.

●	Annualized return on average shareholders’ equity (ROE) of 9.69%, compared to 11.70% for the first quarter of 2023, and annualized return on average tangible common equity (ROATCE)(1) of 10.48%, compared to 12.90% for the first quarter of 2023.

●	Gross loans increased $51.9 million, or 5.6% annualized, from the first quarter of 2023.

●	Deposits increased by $166.8 million, or 19.6% annualized, from the first quarter of 2023, including an increase of core deposits(2) of $45.3 million, or 7.4% annualized.

●	Total borrowing capacity of $1.5 billion at June 30, 2023, compared to $783.0 million at December 31, 2022.

●	Net interest margin (on a fully tax-equivalent basis) of 2.40%, compared to 2.72% in the first quarter of 2023.

●	Efficiency ratio(1) of 52.7%, compared to 46.2% for the first quarter of 2023.

●	Noninterest expense increased slightly by $205,000, or 1.4%, from the first quarter of 2023, with annualized noninterest expense to average assets of 1.29%, compared to 1.31% for the first quarter of 2023.

●	A credit loss provision of $550,000 was recorded to support continued loan growth, with allowance for credit losses to total loans of 1.36% at both June 30, 2023 and March 31, 2023.

●	Annualized net loan charge-offs (recoveries) as a percentage of average loans of 0.00% for the second quarter of 2023, in-line with the first quarter of 2023.

●	Nonperforming assets to total assets of 0.02% at June 30, 2023 and March 31, 2023.

●	Tangible book value per share(1) of $12.15 at June 30, 2023, an increase of $0.20, or 6.7% annualized, compared to $11.95 at March 31, 2023.

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(2)	Core deposits are defined as total deposits less brokered deposits and certificates of deposit greater than $250,000.

St. Louis Park, MN – Bridgewater Bancshares, Inc. (Nasdaq: BWB) (the Company), the parent company of Bridgewater Bank (the Bank), today announced net income of $9.8 million for the second quarter of 2023, compared to $11.6 million for the first quarter of 2023, and $12.9 million for the second quarter of 2022. Earnings per diluted common share for the second quarter of 2023 were $0.31, compared to $0.37 per diluted common share for the first quarter of 2023, and $0.41 per diluted common share for the same period in 2022.

“Bridgewater’s second quarter results were highlighted by several improving financial trends as we continue to manage the business through a challenging banking environment,” said Chairman, Chief Executive Officer, and President, Jerry Baack. “The overall composition of our balance sheet improved with a strong inflow of deposits, including growth in core deposits, and a reduction in overall borrowings. While our net interest margin remained under pressure, we saw the pace of compression slow noticeably on a month-to-month basis during the quarter. In addition, noninterest expense was again well controlled and asset quality remained superb.”

“During the quarter, our teams maintained their focus on supporting and growing our client base, both by proactively engaging with our existing clients and cultivating new relationships across the Twin Cities market. In July, we also relocated our downtown Minneapolis branch to an enhanced location with more space to better serve our clients. We believe our proven ability to develop strong client relationships, combined with encouraging financial trends, will continue to drive success moving forward.”

Key Financial Measures

	As of and for the Three Months Ended			As of and for the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Per Common Share Data
Basic Earnings Per Share	$0.32	$0.38	$0.43	$0.70	$0.83
Diluted Earnings Per Share	0.31	0.37	0.41	0.69	0.80
Book Value Per Share	12.25	12.05	11.14	12.25	11.14
Tangible Book Value Per Share (1)	12.15	11.95	11.03	12.15	11.03
Basic Weighted Average Shares Outstanding	27,886,425	27,726,894	27,839,260	27,807,100	27,980,749
Diluted Weighted Average Shares Outstanding	28,198,739	28,490,046	28,803,842	28,350,705	28,991,780
Shares Outstanding at Period End	27,973,995	27,845,244	27,677,372	27,973,995	27,677,372

Selected Performance Ratios
Return on Average Assets (Annualized)	0.88%	1.07%	1.38%	0.97%	1.40%
Pre-Provision Net Revenue Return on Average Assets (Annualized) (1)	1.16	1.49	2.19	1.32	2.16
Return on Average Shareholders' Equity (Annualized)	9.69	11.70	13.55	10.69	13.27
Return on Average Tangible Common Equity (Annualized) (1)	10.48	12.90	15.26	11.68	14.91
Yield on Interest Earning Assets (2)	5.06	4.91	4.16	4.99	4.15
Yield on Total Loans, Gross (2)	5.19	5.06	4.45	5.12	4.45
Cost of Total Deposits	2.66	2.01	0.46	2.34	0.44
Cost of Funds	2.91	2.41	0.63	2.66	0.61
Net Interest Margin (2)	2.40	2.72	3.58	2.55	3.59
Core Net Interest Margin (1)(2)	2.31	2.62	3.34	2.47	3.34
Efficiency Ratio (1)	52.7	46.2	40.2	49.3	41.2
Noninterest Expense to Average Assets (Annualized)	1.29	1.31	1.47	1.30	1.51
Loan to Deposit Ratio	104.4	108.0	100.7
Core Deposits to Total Deposits (3)	70.3	72.4	82.9
Tangible Common Equity to Tangible Assets (1)	7.39	7.23	7.87

Capital Ratios (Bank Only) (4)
Tier 1 Leverage Ratio	10.69%	10.61%	11.43%
Common Equity Tier 1 Risk-based Capital Ratio	11.66	11.37	11.53
Tier 1 Risk-based Capital Ratio	11.66	11.37	11.53
Total Risk-based Capital Ratio	12.91	12.62	12.74

Capital Ratios (Consolidated) (4)
Tier 1 Leverage Ratio	9.47%	9.41%	10.33%
Common Equity Tier 1 Risk-based Capital Ratio	8.72	8.48	8.50
Tier 1 Risk-based Capital Ratio	10.33	10.08	10.29
Total Risk-based Capital Ratio	13.50	13.25	13.98

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(2)	Amounts calculated on a tax-equivalent basis using the statutory federal tax rate of 21%.
(3)	Core deposits are defined as total deposits less brokered deposits and certificates of deposit greater than $250,000.
(4)	Preliminary data. Current period subject to change prior to filings with applicable regulatory agencies.

Selected Financial Data

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2023	2023	2022	2022	2022
Selected Balance Sheet Data
Total Assets	$4,603,185	$4,602,899	$4,345,662	$4,128,987	$3,883,264
Total Loans, Gross	3,736,211	3,684,360	3,569,446	3,380,082	3,225,885
Allowance for Credit Losses	50,701	50,148	47,996	46,491	44,711
Goodwill and Other Intangibles	2,832	2,866	2,914	2,962	3,009

Deposits	3,577,932	3,411,123	3,416,543	3,305,074	3,201,953
Tangible Common Equity (1)	339,780	332,626	324,636	312,531	305,360
Total Shareholders' Equity	409,126	402,006	394,064	382,007	374,883
Average Total Assets - Quarter-to-Date	4,483,662	4,405,234	4,251,345	3,948,201	3,743,575
Average Shareholders' Equity - Quarter-to-Date	406,347	403,533	387,589	384,020	381,448

(1)Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands)	2023	2023	2022	2023	2022
Selected Income Statement Data
Interest Income	$55,001	$51,992	$37,782	$106,993	$72,476
Interest Expense	29,129	23,425	5,252	52,554	9,766
Net Interest Income	25,872	28,567	32,530	54,439	62,710
Provision for Credit Losses	50	625	3,025	675	4,700
Net Interest Income after Provision for Credit Losses	25,822	27,942	29,505	53,764	58,010
Noninterest Income	1,415	1,943	1,650	3,358	3,207
Noninterest Expense	14,388	14,183	13,752	28,571	27,260
Income Before Income Taxes	12,849	15,702	17,403	28,551	33,957
Provision for Income Taxes	3,033	4,060	4,521	7,093	8,813
Net Income	9,816	11,642	12,882	21,458	25,144
Preferred Stock Dividends	(1,014)	(1,013)	(1,014)	(2,027)	(2,027)
Net Income Available to Common Shareholders	$8,802	$10,629	$11,868	$19,431	$23,117

Income Statement

Net Interest Income

Net interest income was $25.9 million for the second quarter of 2023, a decrease of $2.7 million, from $28.6 million in the first quarter of 2023, and a decrease of $6.7 million, from $32.5 million in the second quarter of 2022. The linked-quarter decrease in net interest income was primarily due to higher rates paid on deposits in the rising interest rate environment. The year-over-year decrease in net interest income was primarily due to higher rates paid on deposits and increased borrowings in the rising interest rate environment. Average interest earning assets were $4.40 billion for the second quarter of 2023, an increase of $71.3 million, or 1.7%, from $4.32 billion for the first quarter of 2023, and an increase of $723.3 million, or 19.7%, from $3.67 billion for the second quarter of 2022. The linked-quarter increase in average interest earning assets was primarily due to continued growth in the loan portfolio. The year-over-year increase in average interest earning assets was primarily due to strong growth in the loan portfolio and purchases of investment securities.

Net interest margin (on a fully tax-equivalent basis) for the second quarter of 2023 was 2.40%, a 32 basis point decrease from 2.72% in the first quarter of 2023, and a 118 basis point decrease from 3.58% in the second quarter of 2022. Core net interest margin (on a fully tax-equivalent basis), a non-GAAP financial measure which excludes the impact of loan fees and PPP balances, interest, and fees, for the second quarter of 2023 was 2.31%, a 31 basis point decrease from 2.62% in the first quarter of 2023, and a 103 basis point decrease from 3.34% in the second quarter of 2022. The linked-quarter decline in the margin was primarily due to higher funding costs, offset partially by higher earning asset yields. The year-over-year decline in the margin was primarily due to higher funding costs and increased borrowings in the rising interest rate environment, offset partially by higher earning asset yields.

Interest income was $55.0 million for the second quarter of 2023, an increase of $3.0 million, from $52.0 million in the first quarter of 2023, and an increase of $17.2 million, from $37.8 million in the second quarter of 2022. The yield on interest earning assets (on a fully tax-equivalent basis) was 5.06% in the second quarter of 2023, compared to 4.91% in the first quarter of 2023, and 4.16% in the second quarter of 2022. The linked-quarter increase in the yield on interest earning assets was primarily due to the increase in market interest rates resulting in new loan originations and loans repricing at yields accretive to the existing portfolio. The year-over-year increase in the yield on interest earning assets was primarily due to growth and repricing of the loan and securities portfolios in the rising interest rate environment.

Loan interest income and loan fees remain the primary contributing factors to the changes in the yield on interest earning assets. The aggregate loan yield, excluding PPP loans, increased to 5.19% in the second quarter of 2023, which was 13 basis points higher than 5.06% in the first quarter of 2023, and 76 basis points higher than 4.43% in the second quarter of 2022. While loan fees have historically maintained a relatively stable contribution to the aggregate loan yield, the recent periods saw fewer loan prepayments, which historically has accelerated the recognition of loan fees. Despite the decrease in fee recognition, the Company is encouraged that the core loan yield continues to rise as new loan originations and the existing portfolio reprice in the higher rate environment.

A summary of interest and fees recognized on loans, excluding PPP loans, for the periods indicated is as follows:

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Interest	5.09%	4.95%	4.74%	4.42%	4.17%
Fees	0.10	0.11	0.12	0.17	0.26
Yield on Loans, Excluding PPP Loans	5.19%	5.06%	4.86%	4.59%	4.43%

Interest expense was $29.1 million for the second quarter of 2023, an increase of $5.7 million, from $23.4 million in the first quarter of 2023, and an increase of $23.9 million, from $5.3 million in the second quarter of 2022. The cost of interest bearing liabilities increased 56 basis points on a linked-quarter basis from 3.03% in the first quarter of 2023 to 3.59% in the second quarter of 2023, primarily due to higher rates paid on deposits and increased utilization of FHLB advances in the rising interest rate environment. On a year-over-year basis, the cost of interest bearing liabilities increased 273 basis points from 0.86% in the second quarter of 2022 to 3.59% in the second quarter of 2023, primarily due to the rapid increase in market interest rates that occurred between the periods, which impacted all funding sources.

Interest expense on deposits was $23.0 million for the second quarter of 2023, an increase of $6.6 million, from $16.4 million in the first quarter of 2023, and an increase of $19.5 million, from $3.5 million in the second quarter of 2022. The cost of total deposits increased 65 basis points on a linked-quarter basis from 2.01% in the first quarter of 2023, to 2.66% in the second quarter of 2023, primarily due to the rising interest rate environment and increased competition from other market alternatives. On a year-over-year basis, the cost of total deposits increased 220 basis points from 0.46% in the second quarter of 2022, to 2.66% in the second quarter of 2023, primarily due to upward repricing of the deposit portfolio in the higher interest rate environment.

A summary of the Company’s average balances, interest yields and rates, and net interest margin for the three months ended June 30, 2023, March 31, 2023, and June 30, 2022 is as follows:

	For the Three Months Ended
	June 30, 2023			March 31, 2023			June 30, 2022
	Average	Interest	Yield/	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	& Fees	Rate	Balance	& Fees	Rate	Balance	& Fees	Rate
(dollars in thousands)
Interest Earning Assets:
Cash Investments	$59,963	$587	3.93%	$63,253	$447	2.86%	$61,046	$40	0.26%
Investment Securities:
Taxable Investment Securities	568,143	6,000	4.24	574,242	5,958	4.21	417,142	2,696	2.59
Tax-Exempt Investment Securities (1)	27,081	300	4.44	29,803	330	4.49	74,261	795	4.30
Total Investment Securities	595,224	6,300	4.24	604,045	6,288	4.22	491,403	3,491	2.85
Paycheck Protection Program Loans (2)	913	2	1.00	999	2	1.00	8,335	263	12.67
Loans (1)(2)	3,715,621	48,064	5.19	3,629,447	45,263	5.06	3,099,344	34,205	4.43
Total Loans	3,716,534	48,066	5.19	3,630,446	45,265	5.06	3,107,679	34,468	4.45
Federal Home Loan Bank Stock	23,330	456	7.84	25,962	372	5.81	11,620	59	2.04
Total Interest Earning Assets	4,395,051	55,409	5.06%	4,323,706	52,372	4.91%	3,671,748	38,058	4.16%
Noninterest Earning Assets	88,611			81,528			71,827
Total Assets	$4,483,662			$4,405,234			$3,743,575
Interest Bearing Liabilities:
Deposits:
Interest Bearing Transaction Deposits	$683,034	$5,918	3.48%	$461,372	$2,780	2.44%	$552,502	$694	0.50%
Savings and Money Market Deposits	861,947	7,048	3.28	1,044,794	6,499	2.52	925,354	1,185	0.51
Time Deposits	269,439	1,702	2.53	248,174	1,069	1.75	280,645	665	0.95
Brokered Deposits	896,989	8,330	3.72	743,465	6,026	3.29	403,931	912	0.91
Total Interest Bearing Deposits	2,711,409	22,998	3.40	2,497,805	16,374	2.66	2,162,432	3,456	0.64
Federal Funds Purchased	210,677	2,761	5.26	415,111	4,944	4.83	137,379	410	1.20
Notes Payable	13,750	285	8.33	13,750	263	7.77	—	—	—
FHLB Advances	242,714	2,092	3.46	128,222	861	2.72	47,511	167	1.41
Subordinated Debentures	79,041	993	5.04	78,945	983	5.05	92,396	1,219	5.29
Total Interest Bearing Liabilities	3,257,591	29,129	3.59%	3,133,833	23,425	3.03%	2,439,718	5,252	0.86%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	755,040			813,598			882,477
Other Noninterest Bearing Liabilities	64,684			54,270			39,932
Total Noninterest Bearing Liabilities	819,724			867,868			922,409
Shareholders' Equity	406,347			403,533			381,448
Total Liabilities and Shareholders' Equity	$4,483,662			$4,405,234			$3,743,575
Net Interest Income / Interest Rate Spread		26,280	1.47%		28,947	1.88%		32,806	3.30%
Net Interest Margin (3)			2.40%			2.72%			3.58%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities and Loans		(408)			(380)			(276)
Net Interest Income		$25,872			$28,567			$32,530

(1)	Interest income and average rates for tax-exempt investment securities and loans are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21%.
(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(3)	Net interest margin includes the tax equivalent adjustment and represents the annualized results of: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.

Provision for Credit Losses

The provision for credit losses on loans was $550,000 for the second quarter of 2023, compared to $1.5 million for the first quarter of 2023 and $3.0 million for the second quarter of 2022. The provision recorded in the second quarter of 2023 was primarily attributable to the growth of the loan portfolio. The allowance for credit losses on loans to total loans was 1.36% at June 30, 2023 and March 31, 2023, compared to 1.39% at June 30, 2022.

The following table presents the activity in the Company’s allowance for credit losses on loans for the periods indicated:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands)	2023	2023	2022	2023	2022
Balance at Beginning of Period	$50,148	$47,996	$41,692	$47,996	$40,020
Impact of Adopting CECL	—	650	—	650	—
Provision for Credit Losses	550	1,500	3,025	2,050	4,700
Charge-offs	(3)	(4)	(14)	(7)	(29)
Recoveries	6	6	8	12	20
Balance at End of Period	$50,701	$50,148	$44,711	$50,701	$44,711

The provision for credit losses for off-balance sheet credit exposures was a negative provision of $500,000 for the second quarter of 2023, compared to a negative $875,000 for the first quarter of 2023 and zero for the second quarter of 2022. The negative provision during the quarter was due to a reduction in outstanding unfunded commitments primarily attributable to the migration to funded loans.

The following table presents a summary of the activity in the provision for credit losses for the periods indicated:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands)	2023	2023	2022	2023	2022
Provision for Credit Losses on Loans	$550	$1,500	$3,025	$2,050	$4,700
Provision for Credit Losses for Off-Balance Sheet Credit Exposures	(500)	(875)	—	(1,375)	—
Provision for Credit Losses	$50	$625	$3,025	$675	$4,700

Noninterest Income

Noninterest income was $1.4 million for the second quarter of 2023, a decrease of $528,000 from $1.9 million for the first quarter of 2023, and a decrease of $235,000 from $1.7 million for the second quarter of 2022. The linked-quarter decrease was primarily due to a decrease in letter of credit fees and FHLB prepayment income. The year-over-year decrease was primarily due to decreased letter of credit fees and other income, offset partially by an increase in customer service fees and bank-owned life insurance income.

The following table presents the major components of noninterest income for the periods indicated:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands)	2023	2023	2022	2023	2022
Noninterest Income:
Customer Service Fees	$368	$349	$298	$717	$579
Net Gain (Loss) on Sales of Securities	50	(56)	52	(6)	52
Letter of Credit Fees	379	634	564	1,013	806
Debit Card Interchange Fees	155	138	152	293	285
Swap Fees	—	—	—	—	557
Bank-Owned Life Insurance	238	234	149	472	297
FHLB Prepayment Income	—	299	—	299	—
Other Income	225	345	435	570	631
Totals	$1,415	$1,943	$1,650	$3,358	$3,207

Noninterest Expense

Noninterest expense was $14.4 million for the second quarter of 2023, an increase of $205,000 from $14.2 million for the first quarter of 2023, and an increase of $636,000 from $13.8 million for the second quarter of 2022. The linked-quarter increase was primarily due to industry-wide increases in the FDIC insurance assessment, offset partially by a decrease in salaries and employee benefits resulting from lower discretionary incentive accruals and a decrease in occupancy and equipment. The year-over-year increase was primarily attributable to increases in the FDIC insurance assessment and derivative collateral fees, offset partially by decreases in salaries and employee benefits and marketing and advertising.

The following table presents the major components of noninterest expense for the periods indicated:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands)	2023	2023	2022	2023	2022
Noninterest Expense:
Salaries and Employee Benefits	$8,589	$8,815	$8,977	$17,404	$17,671
Occupancy and Equipment	1,075	1,209	1,042	2,284	2,127
FDIC Insurance Assessment	900	665	330	1,565	690
Data Processing	401	357	356	758	653
Professional and Consulting Fees	829	755	742	1,584	1,436
Derivative Collateral Fees	404	380	27	784	29
Information Technology and Telecommunications	711	683	594	1,394	1,172
Marketing and Advertising	321	262	524	583	1,150
Intangible Asset Amortization	34	48	47	82	95
Amortization of Tax Credit Investments	114	114	63	228	180
Other Expense	1,010	895	1,050	1,905	2,057
Totals	$14,388	$14,183	$13,752	$28,571	$27,260

The Company had 253 full-time equivalent employees at June 30, 2023, compared to 246 employees at March 31, 2023, and 236 employees at June 30, 2022. The efficiency ratio, a non-GAAP financial measure, was 52.7% for the second quarter of 2023, compared to 46.2% for the first quarter of 2023, and 40.2% for the second quarter of 2022.

Income Taxes

The effective combined federal and state income tax rate for the second quarter of 2023 was 23.6%, a decrease from 25.9% for the first quarter of 2023, and 26.0% for the second quarter of 2022.

Balance Sheet

Total assets at June 30, 2023 and March 31, 2023 were $4.60 billion, an 18.5% increase from $3.88 billion at June 30, 2022. The year-over-year increase in total assets was primarily due to strong loan growth, purchases of investment securities, and an increase in cash and cash equivalent balances.

Total gross loans at June 30, 2023 were $3.74 billion, an increase of $51.9 million, or 5.6% annualized, over total gross loans of $3.68 billion at March 31, 2023, and an increase of $510.3 million, or 15.8%, over total gross loans of $3.23 billion at June 30, 2022. The increase in the loan portfolio during the second quarter of 2023 was primarily due to the funding of existing construction and land development loans and growth in the 1-4 family mortgage segment, offset partially by a decrease in the 1-4 family construction segment.

The following table presents the dollar composition of the Company’s loan portfolio, by category, at the dates indicated:

	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
(dollars in thousands)
Commercial	$459,184	$454,193	$435,344	$412,448	$403,569
Paycheck Protection Program	877	963	1,049	1,192	4,860
Construction and Land Development	351,069	312,277	295,554	280,380	305,552
1 - 4 Family Construction	69,648	85,797	70,242	55,177	53,639
Real Estate Mortgage:
1 - 4 Family Mortgage	400,708	380,210	355,474	341,102	334,815
Multifamily	1,314,524	1,320,081	1,306,738	1,230,509	1,087,865
CRE Owner Occupied	159,088	158,650	149,905	151,088	142,214
CRE Nonowner Occupied	971,532	962,671	947,008	900,691	886,432
Total Real Estate Mortgage Loans	2,845,852	2,821,612	2,759,125	2,623,390	2,451,326
Consumer and Other	9,581	9,518	8,132	7,495	6,939
Total Loans, Gross	3,736,211	3,684,360	3,569,446	3,380,082	3,225,885
Allowance for Loan Losses	(50,701)	(50,148)	(47,996)	(46,491)	(44,711)
Net Deferred Loan Fees	(7,718)	(8,735)	(9,293)	(9,088)	(9,536)
Total Loans, Net	$3,677,792	$3,625,477	$3,512,157	$3,324,503	$3,171,638

Total deposits at June 30, 2023 were $3.58 billion, an increase of $166.8 million, or 19.6% annualized, over total deposits of $3.41 billion at March 31, 2023, and an increase of $376.0 million, or 11.7%, over total deposits of $3.20 billion at June 30, 2022. Deposits increased in the second quarter of 2023 primarily due to inflows of core deposits, defined as deposits excluding brokered deposits and time deposits greater than $250,000, and brokered deposits. Brokered deposits continue to be used as a supplemental funding source, as needed, to support continued loan portfolio growth. Uninsured deposits as of June 30, 2023 were 22% of total deposits, down from 24% as of March 31, 2023.

The following table presents the dollar composition of the Company’s deposit portfolio, by category, at the dates indicated:

	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
(dollars in thousands)
Noninterest Bearing Transaction Deposits	$751,217	$742,198	$884,272	$961,084	$961,998
Interest Bearing Transaction Deposits	719,488	630,037	451,992	510,396	522,151
Savings and Money Market Deposits	860,613	913,013	1,031,873	1,077,333	952,138
Time Deposits	271,783	266,213	272,253	293,052	272,424
Brokered Deposits	974,831	859,662	776,153	463,209	493,242
Total Deposits	$3,577,932	$3,411,123	$3,416,543	$3,305,074	$3,201,953

Capital

Total shareholders’ equity at June 30, 2023 was $409.1 million, an increase of $7.1 million, or 1.8%, compared to total shareholders’ equity of $402.0 million at March 31, 2023, and an increase of $34.2 million, or 9.1%, over total shareholders’ equity of $374.9 million at June 30, 2022. The linked-quarter increase was due to net income retained and unrealized gains in the derivatives portfolio, offset partially by an increase in unrealized losses in the securities portfolio and preferred stock dividends. The year-over-year increase was due to net income retained and unrealized gains in the derivatives portfolio, offset partially by an increase in unrealized losses in the securities portfolio, stock repurchases, the adoption of the Current Expected Credit Losses (CECL) accounting methodology and preferred stock dividends. The Company did not purchase any shares of its common stock during the second quarter of 2023.

Tangible book value per share, a non-GAAP financial measure, was $12.15 as of June 30, 2023, an increase of 1.7% from $11.95 as of March 31, 2023, and an increase of 10.1% from $11.03 as of June 30, 2022. The linked-quarter and year-over-year increases occurred despite the market value depreciation of the securities portfolio driven by the rising interest rate environment. Tangible common equity as a percentage of tangible assets, a non-GAAP financial measure, was 7.39% at June 30, 2023, compared to 7.23% at March 31, 2023, and 7.87% at June 30, 2022.

Today, the Company also announced that its Board of Directors has declared a quarterly cash dividend on its 5.875% Non-Cumulative Perpetual Preferred Stock, Series A (Series A Preferred Stock). The quarterly cash dividend of $36.72 per share, equivalent to $0.3672 per depositary share, each representing a 1/100th interest in a share of the Series A Preferred Stock (Nasdaq: BWBBP), is payable on September 1, 2023 to shareholders of record of the Series A Preferred Stock at the close of business on August 15, 2023.

Liquidity

Total on- and off-balance sheet liquidity was $1.96 billion as of June 30, 2023, compared to $1.92 billion at March 31, 2023 and $1.53 billion at June 30, 2022. The Company did not utilize the Bank Term Funding Program (BTFP) or Federal Reserve Discount Window during the second quarter of 2023.

Primary Liquidity—On-Balance Sheet	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
(dollars in thousands)
Cash and Cash Equivalents	$138,618	$177,116	$48,090	$36,332	$43,168
Securities Available for Sale	538,220	559,430	548,613	542,007	482,583
Less: Pledged Securities	(236,206)	(234,452)	—	—	—
Total Primary Liquidity	$440,632	$502,094	$596,703	$578,339	$525,751
Ratio of Primary Liquidity to Total Deposits	12.3%	14.7%	17.5%	17.5%	16.4%

Secondary Liquidity—Off-Balance Sheet
Borrowing Capacity
Net Secured Borrowing Capacity with the FHLB	$400,792	$246,795	$390,898	$426,604	$569,076
Net Secured Borrowing Capacity with the Federal Reserve Bank	986,644	990,685	157,827	156,534	169,766
Unsecured Borrowing Capacity with Correspondent Lenders	108,000	158,000	208,000	208,000	208,000
Secured Borrowing Capacity with Correspondent Lender	26,250	26,250	26,250	40,000	25,000
Total Secondary Liquidity	1,521,686	1,421,730	782,975	831,138	971,842
Total Primary and Secondary Liquidity	$1,962,318	$1,923,824	$1,379,678	$1,409,477	$1,497,593
Ratio of Primary and Secondary Liquidity to Total Deposits	54.8%	56.4%	40.4%	42.6%	46.8%

Asset Quality

Annualized net charge-offs (recoveries) as a percentage of average loans were 0.00% for the second quarter of 2023, first quarter of 2023 and second quarter of 2022. At June 30, 2023, the Company’s nonperforming assets, which include nonaccrual loans, loans past due 90 days and still accruing, and foreclosed assets, were $778,000, or 0.02% of total assets, as compared to $809,000, or 0.02% of total assets at March 31, 2023, and $688,000, or 0.02% of total assets at June 30, 2022.

Loans that have potential weaknesses that warrant a watchlist risk rating at June 30, 2023 totaled $27.2 million, compared to $27.6 million at March 31, 2023, and $34.7 million at June 30, 2022. Loans that warranted a substandard risk rating at June 30, 2023 totaled $33.8 million, compared to $36.3 million at March 31, 2023, and $27.0 million at June 30, 2022. The linked-quarter decrease was primarily due to the upgrade of one loan relationship; however, increased uncertainty in the economic environment may result in future watchlist or adverse classifications in the loan portfolio.

The following table presents a summary of asset quality measurements at the dates indicated:

	As of and for the Three Months Ended
	June 30,	March 31,	December 31	September 30,	June 30,
(dollars in thousands)	2023	2023	2022	2022	2022
Selected Asset Quality Data
Loans 30-89 Days Past Due	$—	$21	$186	$38	$225
Loans 30-89 Days Past Due to Total Loans	0.00%	0.00%	0.01%	0.00%	0.01%
Nonperforming Loans	$662	$693	$639	$663	$688
Nonperforming Loans to Total Loans	0.02%	0.02%	0.02%	0.02%	0.02%
Foreclosed Assets	$116	$116	$—	$—	$—
Nonaccrual Loans to Total Loans	0.02%	0.02%	0.02%	0.02%	0.02%
Nonaccrual Loans and Loans Past Due 90 Days and Still Accruing to Total Loans	0.02	0.02	0.02	0.02	0.02
Nonperforming Assets (1)	$778	$809	$639	$663	$688
Nonperforming Assets to Total Assets (1)	0.02%	0.02%	0.01%	0.02%	0.02%
Allowance for Credit Losses to Total Loans	1.36	1.36	1.34	1.38	1.39
Allowance for Credit Losses to Nonaccrual Loans	7,658.76	7,236.36	7,511.11	7,012.22	6,498.69
Net Loan Charge-Offs (Recoveries) (Annualized) to Average Loans	0.00	0.00	0.00	(0.03)	0.00

(1)	Nonperforming assets are defined as nonaccrual loans plus loans 90 days past due and still accruing plus foreclosed assets.

The Company will host a conference call to discuss its second quarter 2023 financial results on Thursday, July 27, 2023 at 8:00 a.m. Central Time. The conference call can be accessed by dialing 844-481-2913 and requesting to join the Bridgewater Bancshares earnings call. To listen to a replay of the conference call via phone, please dial 877-344-7529 and enter access code 5127957. The replay will be available through August 3, 2023. The conference call will also be available via a live webcast on the Investor Relations section of the Company’s website, investors.bridgewaterbankmn.com, and archived for replay.

About the Company

Bridgewater Bancshares, Inc. (Nasdaq: BWB) is a St. Louis Park, Minnesota-based financial holding company. Bridgewater's banking subsidiary, Bridgewater Bank, is a premier, full-service Twin Cities bank dedicated to serving the diverse needs of commercial real estate investors, entrepreneurs, business clients and successful individuals. By pairing a range of deposit, lending, and business services solutions with a responsive service model, Bridgewater has seen continuous growth and profitability. With total assets of $4.6 billion and seven branches as of June 30, 2023, Bridgewater is considered one of the largest locally led banks in the State of Minnesota, and has received numerous awards for its growth, banking services, and esteemed corporate culture.

Use of Non-GAAP financial measures

In addition to the results presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures used in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Forward-Looking Statements

This earnings release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: interest rate risk, including the effects of recent and anticipated rate increases by the Federal Reserve; fluctuations in the values of the securities held in our securities portfolio, including as the result of rising interest rates, which has resulted in unrealized losses in our portfolio; business and economic conditions generally and in the financial services industry, nationally and within our market area, including rising rates of inflation and possible recession; the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time at Silicon Valley Bank and Signature Bank that resulted in the failure of those institutions; loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; our ability to maintain an adequate level of allowance for loan losses; new or revised accounting standards, including as a result of the implementation of the Current Expected Credit Loss standard; the concentration of large loans to certain borrowers; the concentration of large deposits from certain clients, who have balances above current FDIC insurance limits and may withdraw deposits to diversify their exposure; our ability to successfully manage liquidity risk, which may increase our dependence on non-core funding sources such as brokered deposits, and negatively impact our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; developments and uncertainty related to the future use and availability of some reference rates, such as the expected discontinuation of the London Interbank Offered Rate, as well as other alternative reference rates; the composition of our senior leadership team and our ability to attract and retain key personnel; talent and labor shortages and high rates of employee turnover; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry, including from nonbank competitors such as credit unions and “fintech” companies; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us;

the impact of recent and future legislative and regulatory changes, including in response to the recent failures of Silicon Valley Bank and Signature Bank; risks related to climate change and the negative impact it may have on our customers and their businesses; the imposition of tariffs or other governmental policies impacting the value of products produced by our commercial borrowers; severe weather, natural disasters, wide spread disease or pandemics (including the COVID-19 pandemic), acts of war or terrorism or other adverse external events including the Russian invasion of Ukraine; potential impairment to the goodwill the Company recorded in connection with our past acquisition; changes to U.S. or state tax laws, regulations and guidance, including the new 1% excise tax on stock buybacks by publicly traded companies; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bridgewater Bancshares, Inc. and Subsidiaries
Consolidated Balance Sheets

(dollars in thousands, except share data)

	June 30,	December 31,	June 30,
	2023	2022	2022
	(Unaudited)		(Unaudited)
ASSETS
Cash and Cash Equivalents	$177,101	$87,043	$73,517
Bank-Owned Certificates of Deposit	1,225	1,181	1,138
Securities Available for Sale, at Fair Value	538,220	548,613	482,583
Loans, Net of Allowance for Credit Losses of $50,701 at June 30, 2023 (unaudited), $47,996 at December 31, 2022 and $44,711 at June 30, 2022 (unaudited)	3,677,792	3,512,157	3,171,638
Federal Home Loan Bank (FHLB) Stock, at Cost	21,557	19,606	9,921
Premises and Equipment, Net	49,710	48,445	49,294
Foreclosed Assets	116	—	—
Accrued Interest	13,822	13,479	10,010
Goodwill	2,626	2,626	2,626
Other Intangible Assets, Net	206	288	383
Bank-Owned Life Insurance	33,958	33,485	25,614
Other Assets	86,852	78,739	56,540
Total Assets	$4,603,185	$4,345,662	$3,883,264

LIABILITIES AND EQUITY
LIABILITIES
Deposits:
Noninterest Bearing	$751,217	$884,272	$961,998
Interest Bearing	2,826,715	2,532,271	2,239,955
Total Deposits	3,577,932	3,416,543	3,201,953
Federal Funds Purchased	195,000	287,000	86,000
Notes Payable	13,750	13,750	—
FHLB Advances	262,000	97,000	56,500
Subordinated Debentures, Net of Issuance Costs	79,096	78,905	92,459
Accrued Interest Payable	2,974	2,831	1,393
Other Liabilities	63,307	55,569	70,076
Total Liabilities	4,194,059	3,951,598	3,508,381

SHAREHOLDERS' EQUITY
Preferred Stock- $0.01 par value; Authorized 10,000,000
Preferred Stock - Issued and Outstanding 27,600 Series A shares ($2,500 liquidation preference) at June 30, 2023 (unaudited), December 31, 2022, and June 30, 2022 (unaudited)	66,514	66,514	66,514
Common Stock- $0.01 par value; Authorized 75,000,000
Common Stock - Issued and Outstanding 27,973,995 at June 30, 2023 (unaudited), 27,751,950 at December 31, 2022 and 27,677,372 at June 30, 2022 (unaudited)	280	278	277
Additional Paid-In Capital	99,044	96,529	96,689
Retained Earnings	264,196	248,685	222,464
Accumulated Other Comprehensive Loss	(20,908)	(17,942)	(11,061)
Total Shareholders' Equity	409,126	394,064	374,883
Total Liabilities and Equity	$4,603,185	$4,345,662	$3,883,264

Bridgewater Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
INTEREST INCOME
Loans, Including Fees	$47,721	$44,955	$34,358	$92,676	$66,102
Investment Securities	6,237	6,218	3,325	12,455	6,195
Other	1,043	819	99	1,862	179
Total Interest Income	55,001	51,992	37,782	106,993	72,476

INTEREST EXPENSE
Deposits	22,998	16,374	3,456	39,372	6,614
Notes Payable	285	263	—	548	—
FHLB Advances	2,092	861	167	2,953	317
Subordinated Debentures	993	983	1,219	1,976	2,416
Federal Funds Purchased	2,761	4,944	410	7,705	419
Total Interest Expense	29,129	23,425	5,252	52,554	9,766

NET INTEREST INCOME	25,872	28,567	32,530	54,439	62,710
Provision for Credit Losses	50	625	3,025	675	4,700

NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	25,822	27,942	29,505	53,764	58,010

NONINTEREST INCOME
Customer Service Fees	368	349	298	717	579
Net Gain (Loss) on Sales of Available for Sale Securities	50	(56)	52	(6)	52
Other Income	997	1,650	1,300	2,647	2,576
Total Noninterest Income	1,415	1,943	1,650	3,358	3,207

NONINTEREST EXPENSE
Salaries and Employee Benefits	8,589	8,815	8,977	17,404	17,671
Occupancy and Equipment	1,075	1,209	1,042	2,284	2,127
Other Expense	4,724	4,159	3,733	8,883	7,462
Total Noninterest Expense	14,388	14,183	13,752	28,571	27,260

INCOME BEFORE INCOME TAXES	12,849	15,702	17,403	28,551	33,957
Provision for Income Taxes	3,033	4,060	4,521	7,093	8,813
NET INCOME	9,816	11,642	12,882	21,458	25,144
Preferred Stock Dividends	(1,014)	(1,013)	(1,014)	(2,027)	(2,027)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$8,802	$10,629	$11,868	$19,431	$23,117

EARNINGS PER SHARE
Basic	$0.32	$0.38	$0.43	$0.70	$0.83
Diluted	0.31	0.37	0.41	0.69	0.80

Bridgewater Bancshares, Inc. and Subsidiaries
Analysis of Average Balances, Yields and Rates

(dollars in thousands, except per share data)

(Unaudited)

	For the Six Months Ended
	June 30, 2023			June 30, 2022
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	& Fees	Rate	Balance	& Fees	Rate
(dollars in thousands)
Interest Earning Assets:
Cash Investments	$61,599	$1,034	3.38%	$70,718	$66	0.19%
Investment Securities:
Taxable Investment Securities	571,176	11,958	4.22	395,203	4,951	2.53
Tax-Exempt Investment Securities (1)	28,435	629	4.46	72,933	1,574	4.35
Total Investment Securities	599,611	12,587	4.23	468,136	6,525	2.81
Paycheck Protection Program Loans (2)	956	5	1.00	13,210	826	12.61
Loans (1)(2)	3,672,772	93,327	5.12	2,991,195	65,480	4.41
Total Loans	3,673,728	93,332	5.12	3,004,405	66,306	4.45
Federal Home Loan Bank Stock	24,639	828	6.77	8,667	113	2.63
Total Interest Earning Assets	4,359,577	107,781	4.99%	3,551,926	73,010	4.15%
Noninterest Earning Assets	85,087			77,395
Total Assets	$4,444,664			$3,629,321
Interest Bearing Liabilities:
Deposits:
Interest Bearing Transaction Deposits	$570,964	$8,698	3.07%	$559,352	$1,291	0.47%
Savings and Money Market Deposits	952,865	13,547	2.87	901,102	2,103	0.47
Time Deposits	258,865	2,771	2.16	284,757	1,410	1.00
Brokered Deposits	820,651	14,356	3.53	405,282	1,810	0.90
Total Interest Bearing Deposits	2,603,345	39,372	3.05	2,150,493	6,614	0.62
Federal Funds Purchased	312,329	7,705	4.97	74,340	419	1.14
Notes Payable	13,750	548	8.03	—	—	—
FHLB Advances	185,785	2,953	3.21	45,019	317	1.42
Subordinated Debentures	78,994	1,976	5.05	92,341	2,416	5.28
Total Interest Bearing Liabilities	3,194,203	52,554	3.32%	2,362,193	9,766	0.83%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	786,009			852,648
Other Noninterest Bearing Liabilities	59,504			32,248
Total Noninterest Bearing Liabilities	845,513			884,896
Shareholders' Equity	404,948			382,232
Total Liabilities and Shareholders' Equity	$4,444,664			$3,629,321
Net Interest Income / Interest Rate Spread		55,227	1.67%		63,244	3.32%
Net Interest Margin (3)			2.55%			3.59%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities and Loans		(788)			(534)
Net Interest Income		$54,439			$62,710

(1)	Interest income and average rates for tax-exempt investment securities and loans are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21%.
(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(3)	Net interest margin includes the tax equivalent adjustment and represents the annualized results of: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.

Bridgewater Bancshares, Inc. and Subsidiaries
Non-GAAP Financial Measures

(dollars in thousands) (unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Pre-Provision Net Revenue
Noninterest Income	$1,415	$1,943	$1,650	$3,358	$3,207
Less: (Gain) Loss on Sales of Securities	(50)	56	(52)	6	(52)
Less: FHLB Advance Prepayment Income	—	(299)	—	(299)	—
Total Operating Noninterest Income	1,365	1,700	1,598	3,065	3,155
Plus: Net Interest Income	25,872	28,567	32,530	54,439	62,710
Net Operating Revenue	$27,237	$30,267	$34,128	$57,504	$65,865

Noninterest Expense	$14,388	$14,183	$13,752	$28,571	$27,260
Less: Amortization of Tax Credit Investments	(114)	(114)	(63)	(228)	(180)
Total Operating Noninterest Expense	$14,274	$14,069	$13,689	$28,343	$27,080

Pre-Provision Net Revenue	$12,963	$16,198	$20,439	$29,161	$38,785

Plus:
Non-Operating Revenue Adjustments	50	243	52	293	52
Less:
Provision for Credit Losses	50	625	3,025	675	4,700
Non-Operating Expense Adjustments	114	114	63	228	180
Provision for Income Taxes	3,033	4,060	4,521	7,093	8,813
Net Income	$9,816	$11,642	$12,882	$21,458	$25,144

Average Assets	$4,483,662	$4,405,234	$3,743,575	$4,444,664	$3,629,321
Pre-Provision Net Revenue Return on Average Assets	1.16%	1.49%	2.19%	1.32%	2.16%

	As of and for the Three Months Ended			As of and for the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Core Net Interest Margin
Net Interest Income (Tax-Equivalent Basis)	$26,280	$28,947	$32,806	$55,227	$63,244
Less: Loan Fees	(941)	(998)	(2,030)	(1,939)	(3,773)
Less: PPP Interest and Fees	(3)	(2)	(263)	(5)	(826)
Core Net Interest Income	$25,336	$27,947	$30,513	$53,283	$58,645

Average Interest Earning Assets	$4,395,050	$4,323,706	$3,671,748	$4,359,576	$3,551,926
Less: Average PPP Loans	(913)	(999)	(8,335)	(956)	(13,210)
Core Average Interest Earning Assets	$4,394,137	$4,322,707	$3,663,413	$4,358,620	$3,538,716
Core Net Interest Margin	2.31%	2.62%	3.34%	2.47%	3.34%

Non-GAAP Financial Measures

(dollars in thousands) (unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Efficiency Ratio
Noninterest Expense	$14,388	$14,183	$13,752	$28,571	$27,260
Less: Amortization of Intangible Assets	(34)	(48)	(47)	(82)	(95)
Adjusted Noninterest Expense	$14,354	$14,135	$13,705	$28,489	$27,165
Net Interest Income	25,872	28,567	32,530	54,439	62,710
Noninterest Income	1,415	1,943	1,650	3,358	3,207
Less: (Gain) Loss on Sales of Securities	(50)	56	(52)	6	(52)
Adjusted Operating Revenue	$27,237	$30,566	$34,128	$57,803	$65,865
Efficiency Ratio	52.7%	46.2%	40.2%	49.3%	41.2%

	As of and for the Three Months Ended			As of and for the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Tangible Common Equity and Tangible Common Equity/Tangible Assets
Total Shareholders' Equity	$409,126	$402,006	$374,883
Less: Preferred Stock	(66,514)	(66,514)	(66,514)
Total Common Shareholders' Equity	342,612	335,492	308,369
Less: Intangible Assets	(2,832)	(2,866)	(3,009)
Tangible Common Equity	$339,780	$332,626	$305,360

Total Assets	$4,603,185	$4,602,899	$3,883,264
Less: Intangible Assets	(2,832)	(2,866)	(3,009)
Tangible Assets	$4,600,353	$4,600,033	$3,880,255
Tangible Common Equity/Tangible Assets	7.39%	7.23%	7.87%

Tangible Book Value Per Share
Book Value Per Common Share	$12.25	$12.05	$11.14
Less: Effects of Intangible Assets	(0.10)	(0.10)	(0.11)
Tangible Book Value Per Common Share	$12.15	$11.95	$11.03

Return on Average Tangible Common Equity
Net Income Available to Common Shareholders	$8,802	$10,629	$11,868	$19,431	$23,117

Average Shareholders' Equity	$406,347	$403,533	$381,448	$404,948	$382,232
Less: Average Preferred Stock	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)
Average Common Equity	339,833	337,019	314,934	338,434	315,718
Less: Effects of Average Intangible Assets	(2,846)	(2,894)	(3,037)	(2,870)	(3,060)
Average Tangible Common Equity	$336,987	$334,125	$311,897	$335,564	$312,658
Return on Average Tangible Common Equity	10.48%	12.90%	15.26%	11.68%	14.91%

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Tangible Common Equity
Total Shareholders' Equity	$409,126	$402,006	$394,064	$382,007	$374,883
Less: Preferred Stock	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)
Common Shareholders' Equity	342,612	335,492	327,550	315,493	308,369
Less: Intangible Assets	(2,832)	(2,866)	(2,914)	(2,962)	(3,009)
Tangible Common Equity	$339,780	$332,626	$324,636	$312,531	$305,360